UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2026

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, Mohawk Industries, Inc. (the “Company”) announced that Mr. Paul De Cock was named as President of the Company’s Flooring Rest of World segment, effective immediately, on an interim basis until a permanent successor is found. Mr. De Cock will also continue to serve in his current role as the Company’s Chief Operating Officer. Mr. De Cock succeeds Wim Messiaen, who resigned as President of the Company’s Flooring Rest of World segment on February 5, 2026 to pursue other interests.

Mr. De Cock, age 52, was appointed as the Company’s Chief Operating Officer on February 1, 2025. Mr. De Cock had previously served as President of the Company’s Flooring North America segment since November 2018. Prior to his promotion to President – Flooring North America, Mr. De Cock served as President – Flooring in the Company’s Flooring Rest of World segment from 2008 to 2018 and as President – Unilin North America from 2006 to 2008. He served in various leadership roles within Unilin Group from 1997 until 2005, when the Company acquired Unilin Group. There will be no material change to Mr. De Cock’s compensation package in connection with his appointment as President – Flooring Rest of World on an interim basis, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	February 6, 2026	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel